UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On March 16, 2009, Dot Hill Systems Corp. (“Dot Hill” or the “Company”) entered into an Amended and Restated Employment Agreement (the “CFO Agreement”) with Hanif I. Jamal, the Company’s Senior Vice President and Chief Financial Officer (the “CFO”). The CFO Agreement replaces and supersedes the Employment Agreement entered into with Mr. Jamal on December 18, 2008.

Under the CFO Agreement and consistent with the CFO’s current compensation, the CFO remains entitled to an annual base salary of $270,000 and is eligible to receive, subject to approval by Dot Hill’s Compensation Committee, an annual bonus pursuant to Dot Hill’s Executive Compensation Plan. Also consistent with the CFO’s current severance benefits, if the CFO is terminated without cause or terminates his employment for good reason prior to the effective date of a change in control, then the CFO is entitled to a single lump sum cash payment equal to 100% of the CFO’s then current base salary. If the CFO continues his employment through the effective date of a change in control, then the CFO is entitled to a single lump sum cash payment equal to 125% of the CFO’s annual base salary in effect immediately prior to the change in control (the “Change in Control Bonus”). If the CFO is terminated following the effective date of a change in control, then the CFO is entitled to a single lump sum cash payment equal to 100% of the CFO’s annual base salary in effect at the time of termination, less any Change in Control Bonus paid to the CFO and provided that the CFO’s annual base salary at the time of termination exceeds the CFO’s annual base salary in effect immediately prior to the change in control by at least 25%. Further, in the event the CFO continues his employment through the effective date of a change in control, all unvested equity awards granted to the CFO will accelerate in full. In the event the CFO’s employment is terminated, other than for death or complete disability, the Company has the right to retain the CFO as a consultant during the twelve months following his termination (the “Consulting Period”), for a period of up to twelve days during such Consulting Period. In exchange for the CFO’s availability during the Consulting Period, the CFO is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

The foregoing description of the CFO Agreement is a summary only and is qualified in its entirety by reference to the CFO Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement between Dot Hill Systems Corp. and Hanif Jamal, effective as of March 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ DANA W. KAMMERSGARD
Dana Kammersgard, Chief Executive Officer and President

Date: March 20, 2009

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Dot Hill Systems Corp. and Hanif Jamal, effective as of March 16, 2009.